UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 8, 2005
Date of report (Date of earliest event reported)
NYMAGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
NYMAGIC, INC. (the “Company”) is continuing to evaluate the amount of gross losses the Company incurred as a consequence of Hurricane Katrina. The Company does not insure yachts, marinas or personal lines; nor does it write property insurance in Louisiana, Mississippi or Alabama. The Company insures off shore drill rigs, cargo and hulls, and the Company expects claims in connection with these policies. However, while the extent of the gross loss to the Company is not currently known, the Company’s net retention under its reinsurance program is between $3 million to $4 million per occurrence depending upon policy effective date, plus reinsurance reinstatements for off shore drill rig, cargo and hull claims, with a possible additional net retention on certain cargo business of up to $2.5 million. The Company has received 16 Katrina related claims, but it does not have any information as to the severity of the claims. By comparison, the Company received 21 Hurricane Ivan related claims where the Company’s gross and net losses were approximately $9 million and $3 million, respectively, with an additional $1.6 million in reinsurance reinstatement costs.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name: Thomas J. Iacopelli
Title: Chief Financial Officer
and Treasurer
Date: September 8, 2005